UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 21, 2006 (April 20, 2006)

Panavision Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12391	13-3593063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6219 De Soto Avenue Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

M&F Proposal. On April 20, 2006, MacAndrews & Forbes Holdings Inc. ("M&F") delivered a letter to the Board of Directors of Panavision Inc. (the "Company") proposing a transaction (the "Proposed Transaction") whereby PX Holding, an indirect wholly owned subsidiary of M&F, or an affiliate thereof, would acquire all publicly held shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), including the shares held by Sony Electronics Inc., at a price of $8.00 per share in cash. The letter also indicated that M&F believed that, prior to entering into a definitive agreement for the Proposed Transaction, the Company should terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). M&F, the sole stockholder of which is Ronald O. Perelman (Co-Chairman of the Company's Board of Directors), owns approximately 96.3% of the Common Stock through PX Holding. The Board of Directors has formed a special committee of independent directors to consider the Proposed Transaction and to negotiate with M&F. A copy of the proposal letter is attached hereto as Exhibit 99.1. The description of the proposal letter is qualified in its entirety by reference to Exhibit 99.1.

Deregistration of the Company's Common Stock. On April 21, 2006, the Company filed a Form 15 with the Securities and Exchange Commission seeking to deregister the Common Stock under the Exchange Act. In accordance with Exchange Act rules, the Company's obligation to file Exchange Act reports was suspended immediately upon the filing of the Form 15, and registration is expected to terminate effective within 90 days thereafter. The Company was eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its Common Stock (as determined under applicable SEC rules). The deregistration was approved by the Company's Board of Directors.

As a result of the filing of the Form 15, the Common Stock will no longer be traded on the OTC Bulletin Board. The Company anticipates that the Common Stock will be quoted on the Pink Sheets, although the Company can give no assurances that brokers will continue to make a market in the Common Stock. The Pink Sheets is a provider of pricing and financial information for the over-the-counter (OTC) securities markets. It is a centralized quotation service that collects and publishes market maker quotes for OTC securities in real time.

Postponement of Annual Meeting of Stockholders. In light of the Proposed Transaction, the Board of Directors has determined to postpone the Company's annual meeting of stockholders.

Item 9.01        Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Proposal Letter from MacAndrews & Forbes Holdings Inc., dated
April 20, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAVISION INC.

Date: April 21, 2006	By: /s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Proposal Letter from MacAndrews & Forbes Holdings Inc., dated April 20, 2006